May 4, 2010 Exhibit 99.2 MasterCard Incorporated First-Quarter 2010 Financial Results Conference Call

1st Quarter Selected Financial Performance
($ in millions, except per share data)
Note: Figures may not sum due to rounding
1Q 2010
Actual
1Q 2009
Actual
YOY
Growth %
Net revenue $ 1,308 $ 1,156 13.1
Total operating expenses 608 595 2.2
Operating income
Operating margin
700
53.5%
561
48.6%
24.6
4.9 ppts
Net income $ 455 $ 367 23.8
Diluted EPS $ 3.46 $ 2.80 23.6

1st Quarter 2010 MasterCard Branded Volume
(GDV & Purchase Volume)
Note: Figures may not sum due to rounding
APMEA = Asia Pacific / Middle East / Africa
$US
billions
U.S.
Dollar
Local
Currency
$US
billions
U.S.
Dollar
Local
Currency
APMEA
139 35.5 20.9 92 33.8 18.6
Canada
24 22.1 1.9 21 25.3 4.5
Europe
185 20.9 11.9 139 22.0 13.1
Latin America
49 29.8 16.2 27 35.5 20.7
United States
235 (1.1) (1.1) 194 1.0 1.0
Worldwide
631 14.8 8.3 473 14.9 8.7
Purchase Volume Gross Dollar Volume
YOY Growth % YOY Growth %

Domestic Assessments
Cross Border Volume Fees
Transaction Processing Fees
Other Revenues
Rebates & Incentives
Net Revenue

$553
$321
$436
$183
($337)
$1,156
$587
$446
$509
$206
($440)
$1,308
-$625
-$425
-$225
-$25
$175
$375
$575
$775
$975
$1,175
$1,375
1Q 2009 1Q 2010
•
Net Revenue increased 13.1%;
10.2% on a constant currency
basis
•
Domestic Assessments
increased 6.1%
•
Cross Border Volume Fees
increased 39.0%
•
Transaction Processing Fees
grew 16.7%
•
Other Revenues increased
12.6%
•
Rebates & Incentives
increased 30.7%
1st Quarter Revenue
($ in millions)

•
Total operating expenses
increased 2.2%; 0.5% on a
constant currency basis
•
G&A increased 2.1% primarily
due to:
•
Increased personnel costs, up
2.9%
•
Foreign currency contributed
~1.4 ppts to the increase
•
A&M
decreased 0.7%.
•
Excluding foreign currency,
A&M decreased 3.8%

$116
$31
$448
$595
$608
$35
$115
$458
$0
$100
$200
$300
$400
$500
$600
$700
$800
General &
Administrative
Advertising &
Marketing
Depreciation &
Amortization
Total Operating
Expenses
1Q 2009 1Q 2010
1st Quarter Operating Expenses
($ in millions)

1st Quarter 2010 Cash Flow Statement
and Balance Sheet Highlights
•
Generated $95 million in cash flow from
operations for the quarter ended 3/31/2010
•
Cash, cash equivalents and other liquid
investments of $3.3 billion at 3/31/2010

7 Thoughts for 2010 • Net Revenue • Total Operating Expenses – General & Administrative – Advertising & Marketing • Tax rate • Operating margin and net income growth

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